United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2011 (September 26, 2011)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On September 26, 2011, Comtech Telecommunications Corp. (“Comtech”) issued a press release announcing receipt of a notice from MMI Investments, L.P. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain Information Regarding Participants

Comtech, its directors and certain executive officers and employees may be deemed to be participants in the solicitation of Comtech’s security holders in connection with its 2011 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Comtech’s Annual Report on Form 10-K for the year ended July 31, 2011, which will be filed on September 27, 2011, and its proxy statement for the 2010 Annual Meeting, which was filed with the Securities and Exchange Commission (“SEC”) on November 8, 2010. To the extent holdings of Comtech securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2011 Annual Meeting when it is filed by Comtech with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Comtech's press release, dated September 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: September 27, 2011

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer